Exhibit 99.1

Contact:            Wallace R. Cooney                                                                                       For Immediate Release
(703) 345-6470                                                                                                August 2, 2017

GRAHAM HOLDINGS COMPANY REPORTS
SECOND QUARTER EARNINGS
ARLINGTON, VA – Graham Holdings Company (NYSE: GHC) today reported income attributable to common shares of $42.0 million ($7.46 per share) for the second quarter of 2017, compared to $60.8 million ($10.76 per share) for the second quarter of 2016.
The results for the second quarter of 2017 and 2016 were affected by a number of items as described in the following paragraphs. Excluding these items, income attributable to common shares was $45.6 million ($8.10 per share) for the second quarter of 2017, compared to $45.0 million ($7.97 per share) for the second quarter of 2016. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s net income for the second quarter of 2017:

•	a $9.2 million goodwill and other long-lived asset impairment charge in other businesses (after-tax impact of $5.8 million, or $1.03 per share); and

•	$3.5 million in non-operating foreign currency gains (after-tax impact of $2.2 million, or $0.39 per share).
Items included in the Company’s net income for the second quarter of 2016:

•	a $38.6 million non-operating gain from the sales of land and marketable equity securities (after-tax impact of $23.9 million or $4.23 per share);

•	a $3.2 million non-operating gain arising from the formation of a joint venture (after-tax impact of $1.7 million, or $0.29 per share);

•	$24.1 million in non-operating foreign currency losses (after-tax impact of $15.4 million, or $2.73 per share); and

•	a favorable $5.6 million out of period deferred tax adjustment related to the Kaplan Higher Education (KHE) goodwill impairment recorded in the third quarter of 2015 ($1.00 per share).
Revenue for the second quarter of 2017 was $676.1 million, up 7% from $628.9 million in the second quarter of 2016. Revenues increased at the television broadcasting division and in other businesses, offset by a decline at the education division. The Company reported operating income of $68.4 million for the second quarter of 2017, compared to $74.1 million for the second quarter of 2016. The operating income decline is driven by lower earnings at the television broadcasting division and in other businesses.
On April 27, 2017, certain Kaplan subsidiaries entered into a Contribution and Transfer Agreement (Transfer Agreement) to contribute Kaplan University (KU), its institutional assets and operations to a new, nonprofit, public-benefit corporation (New University) affiliated with Purdue University (Purdue) in exchange for a Transition and Operations Support Agreement (TOSA) to provide key non-academic operations support to New University for an initial term of 30 years with a buy-out option after six years. The transfer does not include any of the assets of Kaplan University School of Professional and Continuing Education (KU-PACE), which provides professional training and exam preparation for professional certifications and licensures, nor does it include the transfer of other Kaplan businesses such as Kaplan Test Preparation and Kaplan International.
Consummation of the transactions contemplated by the Transfer Agreement is subject to various closing conditions, including, among others, regulatory approvals from the U.S. Department of Education, the Indiana Commission for Higher Education and HLC, which is the regional accreditor of both Purdue and KU, and certain other state educational agencies and accreditors of programs. Kaplan is unable to predict with certainty when and if such approvals will be obtained; however, all approvals may not be received until the first quarter of 2018. If the transaction is not consummated by April 30, 2018, either party may terminate the Transfer Agreement.
For the first six months of 2017, the company reported income attributable to common shares of $63.1 million ($11.21 per share), compared to $98.5 million ($17.33 per share) for the first six months of 2016. The results for the first six months of 2017 and 2016 were affected by a number of items as described in the following paragraphs. Excluding these items, income attributable to common shares was $59.7 million ($10.60 per share) for the first six

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months of 2017, compared to $73.2 million ($12.87 per share) for the first six months of 2016. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s net income for the first six months of 2017:

•	a $9.2 million goodwill and other long-lived asset impairment charge in other businesses (after-tax impact of $5.8 million, or $1.03 per share);

•	$5.2 million in non-operating foreign currency gains (after-tax impact of $3.3 million, or $0.58 per share); and

•	$5.9 million in income tax benefits related to stock compensation ($1.06 per share).
Items included in the Company’s net income for the first six months of 2016:

•	a $40.3 million non-operating gain from the sales of land and marketable equity securities (after-tax impact of $25.0 million, or $4.42 per share);

•	a $22.2 million non-operating gain arising from the sale of a business and the formation of a joint venture (after-tax impact of $13.6 million, or $2.37 per share);

•	$29.5 million in non-operating foreign currency losses (after-tax impact of $18.9 million, or $3.33 per share); and

•	a favorable $5.6 million out of period deferred tax adjustment related to the KHE goodwill impairment recorded in the third quarter of 2015 ($1.00 per share).
Revenue for the first six months of 2017 was $1,258.8 million, up 2% from $1,230.7 million in the first six months of 2016. Revenues increased at the television broadcasting division and in other businesses, offset by a decline at the education division. The Company reported operating income of $97.4 million for the first six months of 2017, compared to $126.0 million for first six months of 2016. Operating results declined at the education and television broadcasting divisions and in other businesses.
Division Results
Education
Education division revenue totaled $386.5 million for the second quarter of 2017, down 8% from revenue of $419.2 million for the same period of 2016. Kaplan reported operating income of $32.9 million for each of the second quarters of 2017 and 2016.
For the first six months of 2017, education division revenue totaled $759.4 million, down 7% from revenue of $820.3 million for the same period of 2016. Kaplan reported operating income of $42.0 million for the first six months of 2017, compared to $47.4 million for the first six months of 2016.
A summary of Kaplan’s operating results is as follows:

	Three Months Ended			Six Months Ended
	June 30			June 30
(in thousands)	2017	2016	% Change	2017	2016	% Change
Revenue
Higher education	$139,204	$157,980	(12)	$283,514	$323,529	(12)
Test preparation	75,730	79,349	(5)	140,298	145,811	(4)
Kaplan international	171,747	182,325	(6)	336,309	351,612	(4)
Kaplan corporate and other	57	18	—	71	143	(50)
Intersegment elimination	(239)	(459)	—	(796)	(806)	—
	$386,499	$419,213	(8)	$759,396	$820,289	(7)
Operating Income (Loss)
Higher education	$17,711	$17,237	3	$30,315	$38,543	(21)
Test preparation	5,741	7,036	(18)	2,877	4,726	(39)
Kaplan international	15,954	16,479	(3)	23,661	21,376	11
Kaplan corporate and other	(5,128)	(6,107)	16	(12,477)	(13,831)	10
Amortization of intangible assets	(1,323)	(1,704)	22	(2,443)	(3,385)	28
Intersegment elimination	(30)	(49)	—	23	(49)	—
	$32,925	$32,892	—	$41,956	$47,380	(11)
KHE includes Kaplan’s domestic postsecondary education businesses, made up of fixed-facility colleges and online postsecondary and career programs. KHE also includes the domestic professional and other continuing education businesses.

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In the second quarter and first six months of 2017, KHE revenue was down 12%, due to declines in average enrollments at Kaplan University, offset by increased revenues at the domestic professional and other continuing education businesses. KHE operating results declined in the first half of 2017 due primarily to lower enrollment at Kaplan University.
New higher education student enrollments at Kaplan University declined 5% in the second quarter of 2017 and 1% for the first six months of 2017; total students at Kaplan University were 29,193 at June 30, 2017, down 13% from June 30, 2016.
Kaplan University enrollments at June 30, 2017 and 2016, by degree and certificate programs, are as follows:

	As of June 30
	2017	2016
Certificate	9.4%	6.6%
Associate’s	16.9%	20.4%
Bachelor’s	50.3%	50.4%
Master’s	23.4%	22.6%
	100.0%	100.0%
Kaplan Test Preparation (KTP) includes Kaplan’s standardized test preparation programs. KTP revenue declined 5% and 4% for the second quarter and first six months of 2017, respectively. Enrollments, excluding the new economy skills training offerings, were up 3% in the second quarter and were flat for the first six months of 2017; however, unit prices were generally lower. In comparison to 2016, KTP operating results were down 18% and 39% in the second quarter and first six months of 2017, respectively, due to lower revenues. Operating losses for the new economy skills training programs were $7.2 million and $6.9 million for the first six months of 2017 and 2016, respectively. In July 2017, Kaplan announced that Dev Bootcamp, which makes up the majority of KTP’s new economy skills training programs, will be closing operations by the end of 2017.
Kaplan International includes English-language programs, and postsecondary education and professional training businesses largely outside the United States. Kaplan International revenue declined 6% and 4% for the second quarter and first six months of 2017, respectively. On a constant currency basis, revenue was flat for the second quarter and increased 2% for the first six months of 2017, respectively, primarily due to growth in Pathways enrollments. Operating income increased 11% in the first six months of 2017, due largely to the improved Pathways and English-language results, partially offset by a decline in Singapore. Operating income declined 3% in the second quarter of 2017, due largely to a decline in Singapore.
Kaplan corporate and other represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities.
Television Broadcasting
On January 17, 2017, the Company closed on its agreement with Nexstar Broadcasting Group, Inc. and Media General, Inc. to acquire WCWJ, a CW affiliate television station in Jacksonville, FL and WSLS, an NBC affiliate television station in Roanoke, VA for $60 million in cash and the assumption of certain pension obligations. The Company continues to operate both stations under their current network affiliations.
Revenue at the television broadcasting division increased 10% to $106.1 million in the second quarter of 2017, from $96.5 million in the same period of 2016. Excluding revenue from the two newly acquired stations, revenue increased 3% due to $5.8 million in higher retransmission revenues, offset by a $1.3 million decrease in political advertising revenue and lower network revenue. As previously disclosed, the Company’s NBC affiliates in Houston and Detroit are operating under a new contract with NBC effective January 1, 2017 that has resulted in a significant increase in network fees in 2017, compared to 2016. Operating income for the second quarter of 2017 decreased 11% to $39.3 million, from $44.2 million in the same period of 2016 due primarily to the significantly higher network fees. The Company’s television broadcasting division stations are operating under a new retransmission contract with Comcast effective April 1, 2017.
Revenue at the television broadcasting division increased 5% to $197.6 million in the first six months of 2017, from $188.5 million in the same period of 2016. Excluding revenue from the two newly acquired stations, revenue declined 1% due to a $5.3 million decrease in political advertising revenue and lower network revenue, offset by $8.8 million in higher retransmission revenues. Operating income for the first six months of 2017 decreased 24% to $65.2 million from $85.4 million in the same period of 2016, due primarily to significantly higher network fees.
Other Businesses
Manufacturing includes four businesses: Dekko, a manufacturer of electrical workspace solutions, architectural lighting and electrical components and assemblies; Joyce/Dayton Corp., a Dayton, OH-based manufacturer of

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screw jacks and other linear motion systems; Forney, a global supplier of products and systems that control and monitor combustion processes in electric utility and industrial applications; and Hoover Treated Wood Products, Inc., a Thomson, GA-based supplier of pressure impregnated kiln-dried lumber and plywood products for fire retardant and preservative applications that the Company acquired in April 2017. In September 2016, Dekko acquired Electri-Cable Assemblies (ECA), a Shelton, CT-based manufacturer of power, data and electrical solutions for the office furniture industry.
In the second quarter of 2017, the Company recorded a $9.2 million goodwill and other long-lived asset impairment charge at Forney, due to lower than expected revenues resulting from sluggish overall demand for its energy products. Excluding this impairment charge, manufacturing revenues and operating income increased in the first six months of 2017 due to the Hoover acquisition and growth and improved results at Dekko, including the ECA acquisition.
The Graham Healthcare Group (GHG) provides home health and hospice services in three states. In June 2016, the Company acquired the outstanding 20% redeemable noncontrolling interest in Residential Healthcare (Residential). Also in June 2016, Celtic Healthcare (Celtic) and Residential combined their business operations and the Company now owns 90% of the combined entity, known as GHG. Healthcare revenues increased 4% in the first six months of 2017, while operating results were down, due largely to increased bad debt expense and higher information systems and other integration costs. In the second quarter of 2016, GHG incurred approximately $2.0 million in expenses in conjunction with the June 2016 transactions discussed above. At the end of June 2017, GHG acquired Hometown Home Health and Hospice, a Lapeer, MI-based healthcare services provider.
In June 2016, Residential and a Michigan hospital formed a joint venture to provide home health services to West Michigan patients. Residential manages the operations of the joint venture and holds a 40% interest. The pro rata operating results of the joint venture are included in the Company’s equity in earnings of affiliates. In connection with this June 2016 transaction, the Company recorded a pre-tax gain of $3.2 million in the second quarter of 2016 that is included in other non-operating income.
SocialCode is a provider of marketing solutions on social, mobile and video platforms. SocialCode revenues increased 13% and 15% in the second quarter and for the first six months of 2017, due to growth in digital advertising service revenues. SocialCode reported operating income of $2.6 million and an operating loss of $1.9 million for the second quarter and first six months of 2017, compared to operating losses of $1.5 million and $4.4 million in the second quarter and first six months of 2016. The improved results include a $4.7 million and $3.9 million credit related to SocialCode’s phantom equity plans in the second quarter and first six months of 2017, respectively.
Other businesses also include Slate and Foreign Policy, which publish online and print magazines and websites; and two investment stage businesses, Panoply and CyberVista. Losses from each of these businesses in the first six months of 2017 adversely affected operating results.
Corporate Office
Corporate office includes the expenses of the Company’s corporate office, the pension credit for the Company’s traditional defined benefit plan and certain continuing obligations related to prior business dispositions. The total pension credit for the Company’s traditional defined benefit plan was $36.4 million and $32.1 million in the first six months of 2017 and 2016, respectively.
Without the pension credit, corporate office expenses declined slightly in the first six months of 2017.
Equity in Earnings of Affiliates
At June 30, 2017, the Company held interests in a number of home health and hospice joint ventures, and interests in several other affiliates. The Company recorded equity in earnings of affiliates of $1.3 million for the second quarter of 2017, compared to losses of $0.9 million for the second quarter of 2016. The Company recorded equity in earnings of affiliates of $2.0 million for the first six months of 2017, compared to $0.1 million for the first six months of 2016.
Other Non-Operating Income (Expense)
The Company recorded total other non-operating income, net, of $4.1 million for the second quarter of 2017, compared to $19.0 million for the second quarter of 2016. The 2017 amounts included $3.5 million in foreign currency gains and other items. The 2016 amounts included a $34.1 million gain on the sale of land; a $4.5 million gain on the sale of marketable equity securities; a $3.2 million gain on the Residential joint venture transaction and other items, offset by $24.1 million in foreign currency losses and other items.

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The Company recorded total other non-operating income, net, of $4.9 million for the first six months of 2017, compared to $34.1 million for the first six months of 2016. The 2017 amounts included $5.2 million in foreign currency gains, offset by other items. The 2016 amounts included a $34.1 million gain on the sale of land; an $18.9 million gain on the sale of a business; a $6.3 million gain on the sale of marketable equity securities; a $3.2 million gain on the Residential joint venture transaction and other items, offset by $29.5 million in foreign currency losses.
Net Interest Expense and Related Balances
The Company incurred net interest expense of $7.9 million and $14.6 million for the second quarter and first six months of 2017, compared to $7.3 million and $14.6 million for the second quarter and first six months of 2016. At June 30, 2017, the Company had $496.2 million in borrowings outstanding at an average interest rate of 6.2% and cash, marketable equity securities and other investments of $925.1 million.
Provision for Income Taxes
The Company’s effective tax rate for the first six months of 2017 was 29.7%, compared to 31.7% for the first six months of 2016. The low effective tax rate in the first six months of 2017 is due to a $5.9 million income tax benefit related to the vesting of restricted stock awards. In the first quarter of 2017, the Company adopted a new accounting standard that requires all excess income tax benefits and deficiencies from stock compensation to be recorded as discrete items in the provision for income taxes. Excluding this $5.9 million benefit, the overall income tax rate in the first six months of 2017 was 36.3%.
In the second quarter of 2016, the Company benefited from a favorable $5.6 million out of period deferred tax adjustment related to the KHE goodwill impairment recorded in the third quarter of 2015. Excluding this adjustment, the Company’s effective tax rate for the first six months of 2016 was 35.6%.
Earnings Per Share
The calculation of diluted earnings per share for the second quarter and first six months of 2017 was based on 5,577,275 and 5,573,167 weighted average shares outstanding, compared to 5,574,336 and 5,612,959 for the second quarter and first six months of 2016. At June 30, 2017, there were 5,593,030 shares outstanding. On May 14, 2015, the Board of Directors authorized the Company to acquire up to 500,000 shares of its Class B common stock; the Company has remaining authorization for 223,526 shares as of June 30, 2017.
Forward-Looking Statements
This press release contains certain forward-looking statements that are based largely on the Company’s current expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results and achievements to differ materially from those expressed in the forward-looking statements. For more information about these forward-looking statements and related risks, please refer to the section titled “Forward-Looking Statements” in Part I of the Company’s Annual Report on Form 10-K.

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	June 30%
(in thousands, except per share amounts)	2017	2016	Change
Operating revenues	$676,087	$628,933	7
Operating expenses	572,100	532,470	7
Depreciation of property, plant and equipment	15,871	16,045	(1)
Amortization of intangible assets	10,531	6,278	68
Impairment of goodwill and other long-lived assets	9,224	—	—
Operating income	68,361	74,140	(8)
Equity in earnings (losses) of affiliates, net	1,331	(891)	—
Interest income	1,173	721	63
Interest expense	(9,035)	(7,971)	13
Other income, net	4,069	19,000	(79)
Income before income taxes	65,899	84,999	(22)
Provision for income taxes	23,900	23,800	—
Net income	41,999	61,199	(31)
Net income attributable to noncontrolling interests	(3)	(433)	(99)
Net Income Attributable to Graham Holdings Company Common Stockholders	$41,996	$60,766	(31)
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$7.51	$10.82	(31)
Basic average number of common shares outstanding	5,539	5,544
Diluted net income per common share	$7.46	$10.76	(31)
Diluted average number of common shares outstanding	5,577	5,574

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended
	June 30%
(in thousands, except per share amounts)	2017	2016	Change
Operating revenues	$1,258,804	$1,230,673	2
Operating expenses	1,104,275	1,059,315	4
Depreciation of property, plant and equipment	30,523	32,806	(7)
Amortization of intangible assets	17,367	12,540	38
Impairment of goodwill and other long-lived assets	9,224	—	—
Operating income	97,415	126,012	(23)
Equity in earnings of affiliates, net	1,980	113	—
Interest income	2,536	1,312	93
Interest expense	(17,164)	(15,919)	8
Other income, net	4,918	34,096	(86)
Income before income taxes	89,685	145,614	(38)
Provision for income taxes	26,600	46,200	(42)
Net income	63,085	99,414	(37)
Net income attributable to noncontrolling interests	(3)	(868)	—
Net Income Attributable to Graham Holdings Company Common Stockholders	$63,082	$98,546	(36)
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic net income per common share	$11.29	$17.42	(35)
Basic average number of common shares outstanding	5,537	5,584
Diluted net income per common share	$11.21	$17.33	(35)
Diluted average number of common shares outstanding	5,573	5,613

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GRAHAM HOLDINGS COMPANY
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30%			June 30%
(in thousands)	2017	2016	Change	2017	2016	Change
Operating Revenues
Education	$386,499	$419,213	(8)	$759,396	$820,289	(7)
Television broadcasting	106,102	96,520	10	197,598	188,538	5
Other businesses	183,486	113,269	62	301,810	221,985	36
Corporate office	—	—	—	—	—	—
Intersegment elimination	—	(69)	—	—	(139)	—
	$676,087	$628,933	7	$1,258,804	$1,230,673	2
Operating Expenses
Education	$353,574	$386,321	(8)	$717,440	$772,909	(7)
Television broadcasting	66,838	52,305	28	132,365	103,103	28
Other businesses	192,404	118,331	63	321,292	232,777	38
Corporate office	(5,090)	(2,095)	—	(9,708)	(3,989)	—
Intersegment elimination	—	(69)	—	—	(139)	—
	$607,726	$554,793	10	$1,161,389	$1,104,661	5
Operating Income (Loss)
Education	$32,925	$32,892	—	$41,956	$47,380	(11)
Television broadcasting	39,264	44,215	(11)	65,233	85,435	(24)
Other businesses	(8,918)	(5,062)	(76)	(19,482)	(10,792)	(81)
Corporate office	5,090	2,095	—	9,708	3,989	—
	$68,361	$74,140	(8)	$97,415	$126,012	(23)
Depreciation
Education	$8,325	$10,242	(19)	$16,909	$21,345	(21)
Television broadcasting	2,991	2,450	22	5,585	4,827	16
Other businesses	4,264	3,073	39	7,448	6,100	22
Corporate office	291	280	4	581	534	9
	$15,871	$16,045	(1)	$30,523	$32,806	(7)
Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets
Education	$1,323	$1,704	(22)	$2,443	$3,385	(28)
Television broadcasting	970	63	—	1,872	126	—
Other businesses	17,462	4,511	—	22,276	9,029	—
Corporate office	—	—	—	—	—	—
	$19,755	$6,278	—	$26,591	$12,540	—
Pension Expense (Credit)
Education	$2,153	$3,018	(29)	$4,859	$6,127	(21)
Television broadcasting	479	418	15	972	857	13
Other businesses	415	306	36	898	560	60
Corporate office	(17,876)	(16,008)	12	(36,246)	(31,869)	14
	$(14,829)	$(12,266)	21	$(29,517)	$(24,325)	21

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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30%			June 30%
(in thousands)	2017	2016	Change	2017	2016	Change
Operating Revenues
Higher education	$139,204	$157,980	(12)	$283,514	$323,529	(12)
Test preparation	75,730	79,349	(5)	140,298	145,811	(4)
Kaplan international	171,747	182,325	(6)	336,309	351,612	(4)
Kaplan corporate and other	57	18	—	71	143	(50)
Intersegment elimination	(239)	(459)	—	(796)	(806)	—
	$386,499	$419,213	(8)	$759,396	$820,289	(7)
Operating Expenses
Higher education	$121,493	$140,743	(14)	$253,199	$284,986	(11)
Test preparation	69,989	72,313	(3)	137,421	141,085	(3)
Kaplan international	155,793	165,846	(6)	312,648	330,236	(5)
Kaplan corporate and other	5,185	6,125	(15)	12,548	13,974	(10)
Amortization of intangible assets	1,323	1,704	(22)	2,443	3,385	(28)
Intersegment elimination	(209)	(410)	—	(819)	(757)	—
	$353,574	$386,321	(8)	$717,440	$772,909	(7)
Operating Income (Loss)
Higher education	$17,711	$17,237	3	$30,315	$38,543	(21)
Test preparation	5,741	7,036	(18)	2,877	4,726	(39)
Kaplan international	15,954	16,479	(3)	23,661	21,376	11
Kaplan corporate and other	(5,128)	(6,107)	16	(12,477)	(13,831)	10
Amortization of intangible assets	(1,323)	(1,704)	22	(2,443)	(3,385)	28
Intersegment elimination	(30)	(49)	—	23	(49)	—
	$32,925	$32,892	—	$41,956	$47,380	(11)
Depreciation
Higher education	$3,249	$3,993	(19)	$6,680	$8,168	(18)
Test preparation	1,332	1,615	(18)	2,673	3,396	(21)
Kaplan international	3,609	4,319	(16)	7,291	9,379	(22)
Kaplan corporate and other	135	315	(57)	265	402	(34)
	$8,325	$10,242	(19)	$16,909	$21,345	(21)
Pension Expense
Higher education	$2,044	$1,905	7	$4,088	$3,810	7
Test preparation	911	768	19	1,822	1,536	19
Kaplan international	87	67	30	174	134	30
Kaplan corporate and other	(889)	278	—	(1,225)	647	—
	$2,153	$3,018	(29)	$4,859	$6,127	(21)

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GRAHAM HOLDINGS COMPANY
OTHER BUSINESSES INFORMATION
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30%			June 30%
(in thousands)	2017	2016	Change	2017	2016	Change
Operating Revenues
Manufacturing	$120,672	$58,026	—	$182,570	$114,701	59
Healthcare	38,220	36,498	5	75,119	72,378	4
SocialCode	14,855	13,126	13	27,429	23,781	15
Other	9,739	5,619	73	16,692	11,125	50
	$183,486	$113,269	62	$301,810	$221,985	36
Operating Expenses
Manufacturing	$124,847	$55,177	—	$183,080	$110,715	65
Healthcare	37,836	37,544	1	75,661	70,905	7
SocialCode	12,251	14,581	(16)	29,333	28,206	4
Other	17,470	11,029	58	33,218	22,951	45
	$192,404	$118,331	63	$321,292	$232,777	38
Operating Income (Loss)
Manufacturing	$(4,175)	$2,849	—	$(510)	$3,986	—
Healthcare	384	(1,046)	—	(542)	1,473	—
SocialCode	2,604	(1,455)	—	(1,904)	(4,425)	57
Other	(7,731)	(5,410)	(43)	(16,526)	(11,826)	(40)
	$(8,918)	$(5,062)	(76)	$(19,482)	$(10,792)	(81)
Depreciation
Manufacturing	$2,404	$1,906	26	$3,912	$3,779	4
Healthcare	1,194	666	79	2,263	1,403	61
SocialCode	251	213	18	497	442	12
Other	415	288	44	776	476	63
	$4,264	$3,073	39	$7,448	$6,100	22
Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets
Manufacturing	$15,734	$2,816	—	$18,811	$5,633	—
Healthcare	1,644	1,674	(2)	3,298	3,355	(2)
SocialCode	84	—	—	167	—	—
Other	—	21	—	—	41	—
	$17,462	$4,511	—	$22,276	$9,029	—
Pension Expense
Manufacturing	$22	$20	10	$47	$38	24
Healthcare	166	—	—	332	—	—
SocialCode	142	147	(3)	296	271	9
Other	85	139	(39)	223	251	(11)
	$415	$306	36	$898	$560	60

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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding net income, excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

▪	the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;

▪	the ability to identify trends in the Company’s underlying business; and

▪	a better understanding of how management plans and measures the Company’s underlying business.
Net income, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The following table reconciles the non-GAAP financial measures to the most directly comparable GAAP measures:

	Three Months Ended June 30
	2017			2016
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$65,899	$23,900	$41,999	$84,999	$23,800	$61,199
Attributable to noncontrolling interests			(3)			(433)
Attributable to Graham Holdings Company Stockholders			41,996			60,766
Adjustments:
Goodwill and other long-lived asset impairment charge	$9,224	3,413	5,811	—	—	—
Gain from the sales of land and marketable equity securities	—	—	—	(38,575)	(14,659)	(23,916)
Gain from the formation of a joint venture	—	—	—	(3,232)	(1,577)	(1,655)
Foreign currency (gain) loss	(3,466)	(1,283)	(2,183)	24,084	8,670	15,414
Favorable out of period deferred tax adjustment	—	—	—	—	5,631	(5,631)
Net Income, adjusted (non-GAAP)			$45,624			$44,978

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$7.46			$10.76
Adjustments:
Goodwill and other long-lived asset impairment charge			1.03			—
Gain from the sales of land and marketable equity securities			—			(4.23)
Gain from the formation of a joint venture			—			(0.29)
Foreign currency (gain) loss			(0.39)			2.73
Favorable out of period deferred tax adjustment			—			(1.00)
Diluted income per common share, adjusted (non-GAAP)			$8.10			$7.97

The adjusted diluted per share amounts may not compute due to rounding.

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	Six Months Ended June 30
	2017			2016
(in thousands, except per share amounts)	Income before income taxes	Income Taxes	Net Income	Income before income taxes	Income Taxes	Net Income
Amounts attributable to Graham Holdings Company Common Stockholders
As reported	$89,685	$26,600	$63,085	$145,614	$46,200	$99,414
Attributable to noncontrolling interests			(3)			(868)
Attributable to Graham Holdings Company Stockholders			$63,082			$98,546
Adjustments:
Goodwill and other long-lived asset impairment charge	9,224	3,413	5,811	—	—	—
Gain from the sales of land and marketable equity securities	—	—	—	(40,328)	(15,324)	(25,004)
Gain from the sale of a business and formation of a joint venture	—	—	—	(22,163)	(8,582)	(13,581)
Foreign currency (gain) loss	(5,194)	(1,922)	(3,272)	29,527	10,630	18,897
Tax benefit related to stock compensation	—	5,933	(5,933)	—	—	—
Favorable out of period deferred tax adjustment	—	—	—	—	5,631	(5,631)
Net Income, adjusted (non-GAAP)			$59,688			$73,227

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income per common share, as reported			$11.21			$17.33
Adjustments:
Goodwill and other long-lived asset impairment charge			1.03			—
Gain from the sales of land and marketable equity securities			—			(4.42)
Gain from the sale of a business and formation of a joint venture			—			(2.37)
Foreign currency (gain) loss			(0.58)			3.33
Tax benefit related to stock compensation			(1.06)			—
Favorable out of period deferred tax adjustment			—			(1.00)
Diluted income per common share, adjusted (non-GAAP)			$10.60			$12.87

The adjusted diluted per share amounts may not compute due to rounding.

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